                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                VIXEL CORPORATION

VIXEL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        1. The name of the corporation is Vixel Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was February 13, 1995.

        2. This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, the Board of Directors of the corporation having adopted resolutions setting forth the proposed Restated Certificate of Incorporation, declaring its advisability, and directing that it be submitted to the stockholders of the corporation for their approval; the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted having consented in writing to the adoption thereof; and written notice of such adoption by the stockholders without a meeting by less than unanimous written consent having been given to those stockholders from whom such written consent was not received.

        3. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by restating the text of the original Certificate of Incorporation in full to read as follows:

                                       I.

        The name of this corporation is Vixel Corporation (the "Corporation").

                                       II.

        The address of the registered office of the Corporation in the State of Delaware is:

                      The Corporation Trust Company
                             1209 Orange Street
                             Wilmington, DE 19801
                             County of New Castle

        The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                      III.

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       1.

                                       IV.

        A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares the corporation is authorized to issue is fifty million one hundred sixty thousand four (50,160,004) shares, (i) thirty million (30,000,000) shares of which shall be Common Stock (the "Common Stock") and (ii) twenty million one hundred sixty thousand four (20,160,004) shares of which shall be Preferred Stock (the "Preferred Stock"). The Common Stock and the Preferred Stock shall have a par value of one-tenth of one cent ($.001) per share.

        B. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of such stock then outstanding) by the affirmative vote of the holders of a majority of the voting stock of the Corporation (voting together on an as-converted basis).

        C. DESIGNATION OF SERIES AND NUMBER OF AUTHORIZED SHARES. Five series of Preferred Stock are created hereby: (i) five million seven hundred eighty-five thousand five hundred seventy-three (5,785,573) of the authorized shares of Preferred Stock are designated as "Series A Preferred Stock" (the "Series A Preferred"); (ii) five million two hundred forty-three thousand eight hundred and six (5,243,806) of the authorized shares of Preferred Stock are designated as "Series B Preferred Stock" (the "Series B Preferred"); (iii) seven hundred forty-seven thousand one hundred and forty-three (747,143) of the authorized shares of Preferred Stock are designated as "Series C Preferred Stock" (the "Series C Preferred"); (iv) two million (2,000,000) of the authorized shares of Preferred Stock are designated as "Series D Preferred Stock" (the "Series D Preferred"); (v) four million six hundred twenty-three thousand four hundred eighty-two (4,623,482) of the authorized shares of Preferred Stock are designated as "Series E Preferred Stock" ("the Series E Preferred"); and (vi) one million seven hundred sixty thousand (1,760,000) shares of the authorized shares of Preferred Stock are designated as "Series F Preferred Stock" ("the Series F Preferred"). The Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred and the Series F Preferred may be collectively referred to herein as the "Convertible Preferred Stock."

        D. RIGHTS, PREFERENCES AND RESTRICTIONS OF CONVERTIBLE PREFERRED STOCK. The Convertible Preferred Stock shall have the rights, preferences, privileges, and the qualifications, limitations and restrictions thereof, as follows:

               1. DIVIDEND RIGHTS. Holders of Convertible Preferred Stock shall be entitled to receive cash dividends when, as and if declared by the Board of Directors, out of any assets that are legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate per share declared by the Board of Directors or, if greater (as determined on an as-converted basis), an amount equal to

                                       2.

that paid on the Common Stock. Such dividends shall not be cumulative. After payment of such dividends, any additional dividends declared shall be distributed among all holders of Convertible Preferred Stock and all holders of Common Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Convertible Preferred Stock were converted into Common Stock at the then effective Conversion Rate for each series of Convertible Preferred Stock.

               2. VOTING RIGHTS.

                        a. Except as otherwise required by law or pursuant to any other provision hereof, each holder of shares of Convertible Preferred Stock shall have the right to one vote for each share of Common Stock into which such shares of Convertible Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share) at the record date for determination of stockholders entitled to vote on such matters. With respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the by-laws of this Corporation, and shall be entitled to vote, except as otherwise provided herein, together with holders of Common Stock, and not separately as a class, with respect to any question upon which holders of Common Stock have the right to vote.

                        b. The holders of shares of Series A Preferred Stock, voting separately as a class, shall be entitled to elect two members of the Board of Directors of the Corporation (the "Series A Directors"), the holders of shares of Series B Preferred Stock, voting separately as a class, shall be entitled to elect two members of the Board of Directors of the Corporation (the "Series B Directors"), the holders of shares of Series D Preferred Stock, voting separately as a class, shall be entitled to elect one member of the Board of Directors of the Corporation (the "Series D Director"), and the holders of shares of Series F Preferred Stock, voting separately as a class, shall be entitled to elect one member of the Board of Directors of the Corporation (the "Series F Director"). Additional members of the Board of Directors, if any, (collectively, the "Other Directors") shall be elected by the holders of shares of Common Stock and Convertible Preferred Stock, voting together as a single class. Any Series A, Series B, Series D or Series F Director, as the case may be, may be removed from the Board of Directors only by the affirmative vote of the holders of a majority of the Series A, Series B, Series D or Series F Preferred Stock, as the case may be, voting separately as a class, and the Other Directors may be removed from the Board of Directors only by the affirmative vote of the holders of a majority of the Common Stock and Convertible Preferred Stock, voting together with as a single class. If a vacancy on the Board of Directors is to be filled by the Board of Directors, only a director or directors elected by the same class of stockholders as those who would be entitled to vote to fill such vacancy, if any, shall vote to fill such vacancy.

               3. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

                                       3.

                        a. The holders of Series E Preferred shall be entitled to be paid out of the assets of the Corporation, prior and in preference to any payment or distribution out of the assets of the Corporation to holders of the Series A, Series B, Series C, Series D or Series F Preferred or the Common Stock or any other class or series of capital stock of the Corporation, an amount per share equal to the sum of four dollars fifty cents ($4.50) (the "Series E Original Issue Price") (subject to adjustment for stock splits, stock dividends and recapitalizations) for each outstanding share of Series E Preferred plus an amount equal to all declared but unpaid dividends on such share to the date fixed for distribution (the "Series E Liquidation Preference"). If the assets and funds thus distributed to the holders of the Series E Preferred shall be insufficient to permit payment to such holders of the full aforesaid preferential amount, then the entire assets of the Corporation legally available for distribution shall be distributed ratably to the holders of the Series E Preferred in proportion to the aggregate Series E Liquidation Preference of the shares of Series E Preferred then held by them.

                        b. Thereafter, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share equal to the sum of one dollar twenty-five cents ($1.25) (the "Series A Original Issue Price") (subject to adjustment for stock splits, stock dividends and recapitalizations) for each outstanding share of Series A Preferred plus an amount equal to all declared but unpaid dividends on each such share to the date fixed for distribution (the "Series A Liquidation Preference"). The holders of Series B Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share equal to one dollar and seventy-five cents ($1.75) (the "Series B Original Issue Price") (subject to adjustment for stock splits, stock dividends and recapitalizations) for each outstanding share of Series B Preferred plus an amount equal to all declared but unpaid dividends on share to the date fixed for distribution (the "Series B Liquidation Preference"). The holders of Series C Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share equal to one dollar and seventy-five cents ($1.75) (subject to adjustment for stock splits, stock dividends and recapitalizations) for each outstanding share of Series C Preferred plus an amount equal to all declared but unpaid dividends on each share to the date fixed for distribution (the "Series C Liquidation Preference"). The holders of Series D Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share equal to the sum of four dollars ($4.00) (the "Series D Original Issue Price") (subject to adjustment for stock splits, stock dividends and recapitalizations) for each outstanding share of Series D Preferred plus an amount equal to all declared but unpaid dividends on such share to the date fixed for distribution (the "Series D Liquidation Preference"). The holders of Series F Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share equal to the sum of four dollars ($4.00) (the "Series F Original Issue Price") (subject to adjustment for stock splits, stock dividends and recapitalizations) for each outstanding share of Series F Preferred plus an amount equal to all declared but unpaid dividends on such share to the date fixed for distribution (the "Series F Liquidation Preference"). The Series A, Series B, Series C, Series D and Series F Preferred shall rank on a parity as to the receipt of the respective preferential amounts for each such series. If the assets and funds thus available for distribution to the holders of the Series A, Series B, Series C, Series D and Series F Preferred shall be insufficient to permit payment to such holders of the full aforesaid preferential amounts, then the entire assets of the Corporation legally available for distribution (after payment of the Series E Liquidation Preference) shall be distributed ratably to

                                       4.

the holders of the Series A, Series B, Series C, Series D and Series F Preferred holders in proportion to the aggregate Series A Liquidation Preference, Series B Liquidation Preference, Series C Liquidation Preference, Series D Liquidation Preference and Series F Liquidation Preference of the shares of the Series A, Series B, Series C, Series D and Series F Preferred then held by them.

                        c. Thereafter, any remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of Common Stock and the holders of the Convertible Preferred Stock on an as-converted basis.

                        d. An Acquisition or an Asset Transfer, as defined in subparagraph 4(i)(ii) below, shall be considered a liquidation for purposes of this section. Notwithstanding the foregoing, additional purchases of the Corporation's stock in connection with any transaction that might otherwise be considered an Acquisition by persons who were, immediately prior to such transaction, holders of the capital stock of the Corporation, shall not be included in such definition.

               4. CONVERSION TO COMMON STOCK. The holders of the Convertible Preferred Stock shall have the following rights with respect to the conversion of the Convertible Preferred Stock into shares of Common Stock:

                        a. OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 4, any shares of Convertible Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of a particular series of Convertible Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the applicable "Conversion Rate" then in effect (determined as provided in paragraph 4(b)) by the number of shares of Convertible Preferred Stock of the applicable series being converted.

                        b. CONVERTIBLE PREFERRED STOCK CONVERSION RATE. The conversion rate in effect at any time for conversion of a particular series of Convertible Preferred Stock (the applicable "Conversion Rate") shall be the quotient obtained by dividing the "Original Issue Price" (as adjusted for any stock combinations, splits or stock dividends with respect to such series of Convertible Preferred Stock) with respect to such series (as provided in the table below) by the applicable "Conversion Price" for such series (calculated as provided in paragraph 4(c)).

                                       5.

               CONVERTIBLE PREFERRED STOCK           ORIGINAL ISSUE PRICE
                        BY SERIES                          PER SHARE
            --------------------------------------------------------------------

            Series A Preferred                               $1.25
            Series B Preferred                               $1.75
            Series C Preferred                               $3.50
            Series D Preferred                               $4.00
            Series E Preferred                               $4.50
            Series F Preferred                               $4.00


                        c. CONVERSION PRICE. The applicable conversion price ("Conversion Price") for a particular series of Convertible Preferred Stock initially shall be the applicable Original Issue Price for such series as set forth in paragraph 4(b). Such initial Conversion Price for each series of Convertible Preferred Stock shall be adjusted from time to time in accordance with this Section 4. All references to the Conversion Price for a particular series of Convertible Preferred Stock shall mean the applicable Conversion Price for such series as so adjusted.

                        d. MECHANICS OF CONVERSION. Each holder of Convertible Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Convertible Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Convertible Preferred Stock being converted. Thereupon, the Corporation promptly shall issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and promptly shall pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the fair market value of the Common Stock determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Convertible Preferred Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Convertible Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                        e. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the date the first share of Series E Preferred is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Price for each series of Convertible Preferred Stock in effect immediately before such subdivision shall be decreased proportionately. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for each series of

                                       6.

Convertible Preferred Stock in effect immediately before such combination shall be increased proportionately. Any adjustment under this paragraph 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                        f. ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND
DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price then in effect for each series of Convertible Preferred Stock shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect for each series of Convertible Preferred Stock by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this paragraph 4(f) to reflect the actual payment of such dividend or distribution.

                        g. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of each series of Convertible Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation they would have received had their shares of such series of Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of such series of Convertible Preferred Stock or with respect to such other securities by their terms.

                        h. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of each series of Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of such series of Convertible Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock

                                       7.

into which the shares of such series of Convertible Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                        i. REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF
                ASSETS.

                                (i) If at any time or from time to time after
the Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of any series of Convertible Preferred Stock thereafter shall be entitled to receive upon conversion of such series of Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such series of Convertible Preferred Stock after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price with respect to such series of Convertible Preferred Stock, as applicable, then in effect and the number of shares issuable upon conversion of such series of Convertible Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                                (ii) For the purposes of this Certificate of
Incorporation: (A) "Acquisition" shall mean any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the voting power of the surviving corporation or other entity or person immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred; and (B) "Asset Transfer" shall mean a sale, lease or other disposition of all or substantially all of the assets of the Corporation.

                        j. ADJUSTMENT OF CONVERSION PRICE OF SERIES A, SERIES B, SERIES D, SERIES E AND SERIES F PREFERRED FOR DILUTIVE ISSUANCES. The Conversion Price of the Series A, Series B, Series D, Series E and Series F Preferred shall be subject to adjustment from time to time as follows:

                                (i) If at any time or from time to time after
the Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this paragraph 4(j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in paragraph 4(f) above, and other than a subdivision or combination of shares of Common Stock as provided in paragraph 4(e) above, for an Effective Price (as hereinafter defined) (A) in the case of each such series of Series A, Series B and Series E Preferred Stock, less than the Conversion Price then in

                                       8.

effect for such series of Series A, Series B and Series E Preferred Stock, or
(B) in the case of the series of Series D and Series F Preferred Stock, less than $1.75 per share (as adjusted in accordance with Article IV, Sections D(4)(e) through D(4)(i) hereof), then and in each such case the Conversion Price then in effect for such series of Series A, Series B, Series D, Series E and Series F Preferred Stock shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the then existing Conversion Price for such Series A, Series B, Series D, Series E or Series F Preferred Stock by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received (as defined in subparagraph 4(j)(ii)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price then in effect for such Series A, Series B or Series E Preferred Stock or, in the case of Series D or Series F Preferred Stock, $1.75 per share (as adjusted in accordance with Article IV, Sections D4(e) through D4(i) hereof), and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (2) the total number of Additional Shares of Common Stock so issued.

        For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Convertible Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

                                (ii) For the purpose of making any adjustment
required under this paragraph 4(j), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the gross cash proceeds (before underwriters' commission, expenses and fees) received by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                                (iii) For the purpose of the adjustment required
under this paragraph 4(j), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is (A) in the case of the series of Series A, Series B and Series E Preferred Stock, less than the Conversion Price then in effect for such Series A, Series B or Series E Preferred Stock, as the case may be, or (B) in the case of the Series D or Series F

                                       9.

Preferred Stock, less than $1.75 per share (as adjusted in accordance with Article IV, Sections D4(e) through D4(i) hereof), in each such case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Conversion Price for such series of Series A, Series B, Series D, Series E or Series F Preferred Stock, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price for such series of Convertible Preferred Stock, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A, Series B, Series D, Series E or Series F Preferred Stock.

                                (iv) "Additional Shares of Common Stock" shall
mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this paragraph

                                      10.

4(j), whether or not subsequently reacquired or retired by the Corporation other than (A) shares of Common Stock issued upon conversion of the Convertible Preferred Stock; (B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; and (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this paragraph 4(j), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this paragraph 4(j), for such Additional Shares of Common Stock.

                                (v) There shall be no adjustment to the Series C
Conversion Price pursuant to this Section 4(j).

                        k. NOTICES OF RECORD DATE. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Convertible Preferred Stock (A) at least twenty (20) days prior written notice of the record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (and specifying the date on which holders of stock shall be entitled thereto) or for determining rights to vote, if any, in respect to the matters referred to in (ii) above; and (B) in the case of matters referred to in
(ii) above, at least twenty (20) days prior written notice of the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                        l. AUTOMATIC CONVERSION.

                                (i) Each share of any series of Convertible
Preferred Stock automatically shall be converted into shares of Common Stock, based on the Conversion Rate then in effect with respect to such series of Convertible Preferred Stock, immediately upon: (A) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation where (1)(x) the per share price (before underwriters' commissions, expenses and fees) is at least $8.50 per share and (y) the gross cash proceeds to the

                                      11.

Corporation (before underwriting discounts, commissions and fees) are at least twenty million dollars ($20,000,000) or (2)(x) with respect to the Series A, Series B, Series C, Series D Preferred and Series F, the holders of at least two-thirds of the outstanding shares of the Series A, Series B, Series C, Series D and Series F Preferred (voting together as a single class on an as-converted basis) vote in favor of conversion in connection with such underwritten public offering and (y) in the case of the Series E Preferred, the holders of a majority of the Series E Preferred vote in favor of conversion in connection with such underwritten public offering. Upon any such conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 1.

                                (ii) Upon the occurrence of an event specified
in subparagraph 4(1)(i) above, the outstanding shares of Convertible Preferred Stock shall be converted without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Convertible Preferred Stock, either are delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such conversion of the Convertible Preferred Stock, the holders of Convertible Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Convertible Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Convertible Preferred Stock surrendered were convertible on the date on which such conversion occurred, and the Corporation promptly shall pay in cash or, at the option of the Corporation, Common Stock (at the fair market value of the Common Stock determined by the Board as of the date of such conversion), or both, together with all declared and unpaid dividends on the shares of such Convertible Preferred Stock being converted, to and including the date of such conversion.

                        m. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of any series of Convertible Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of a series of Convertible Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion.

                        n. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to

                                      12.

time be sufficient to effect the conversion of all outstanding shares of the Convertible Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                        o. NOTICES. Any notice required by the provisions of this Article IV shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or
(iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                        p. PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of any series of Convertible Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of such Convertible Preferred Stock so converted were registered.

                        q. NO DILUTION OR IMPAIRMENT. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Convertible Preferred Stock against dilution or other impairment.

               5. PROTECTIVE PROVISIONS.

                        a. So long as there remain outstanding at least an aggregate of 3,750,000 shares of Series A, Series B, Series D, Series E and Series F Preferred Stock, the Corporation shall not, without first obtaining the separate approval (by vote or written consent, as provided by law) of the holders of at least a majority of the Series A, Series B, Series D, Series E and Series F Preferred Stock, voting together as a class, take any of the following actions:

                                (i) amend or repeal any provision of the
Corporation's Certificate of Incorporation if such action would alter or change the rights, preferences or privileges provided for the Series A, Series B, Series D, Series E or Series F Preferred so as to adversely affect the holders thereof;

                                (ii) redeem or repurchase or otherwise acquire
any shares of Common Stock other than (A) pursuant to the exercise of any preexisting contractual or legal

                                      13.

rights of first refusal or repurchase or any repurchase of any outstanding securities of the Corporation that is unanimously approved by the Corporation's Board of Directors;

                                (iii) pay or declare any dividend on shares of
Common Stock if dividends on the Convertible Preferred Stock payable pursuant to
Section 1 remain unpaid, except dividends payable solely in Common Stock;

                                (iv) authorize or issue shares of any class of
stock having a preference over, or being on a parity with, the Series A, Series B, Series D, Series E or Series F Preferred with respect to dividends or assets;

                                (v) voluntarily dissolve or liquidate the
Corporation;

                                (vi) enter into a consolidation, merger or
reorganization of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which (A) the Corporation is not the surviving entity or (B) the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; or

                                (vii) enter into any transaction or series of
related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred.

                        b. So long as there remain outstanding at least 750,000 shares of Series E Preferred, the corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the Series E Preferred, voting or consenting as a separate class, take any of the following actions:

                                (i) amend or repeal Sections D(3) or D(6) of
this Article IV or this Section 5(b), amend or repeal any other provision of the Corporation's Certificate of Incorporation if such action would alter or change the rights, preferences or privileges provided for the Series E Preferred so as to adversely affect the holders of the Series E Preferred in a manner different than the other shares of Convertible Preferred Stock ;

                                (ii) increase the Conversion Price of the Series
E Preferred Stock (except as otherwise currently contemplated by Section D(4) of this Article IV), or amend the Corporation's Certificate of Incorporation to require conversion of the Series E Preferred Stock (except as currently contemplated by Section D(4)(1) of this Article IV); or

                                (iii) exchange or reclassify any outstanding
shares of Convertible Preferred Stock or Common Stock for any class or series of capital stock of the Corporation with preference over the Series E Preferred with respect to dividends or assets.

                                      14.

               6. REDEMPTION

                        a. The Corporation shall be obligated to redeem the Series E Preferred as follows:

                                (i) At any time after October 21, 2001, the
holders of at least a majority of the then outstanding shares of Series E Preferred, voting as a separate class, may require the Corporation, to the extent it may lawfully do so, to redeem the Series E Preferred in three (3) equal annual installments beginning on the first calendar quarter commencing at least thirty (30) days after the Corporation's receipt of such redemption notice from such holders (each a "Redemption Date"). The Corporation shall effect such redemptions on the applicable Redemption Date by paying in cash in exchange for the shares of Series E Preferred to be redeemed a sum equal to the Original Issue Price per share of Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus declared and unpaid dividends with respect to such shares. The total amount to be paid for the Series E Preferred is hereinafter referred to as the "Redemption Price." The number of shares of Series E Preferred that the Corporation shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series E Preferred outstanding immediately prior to the Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section 6(a) shall be redeemed from each holder of Series E Preferred on a pro rata basis.

                                (ii) At least thirty (30) days but no more than
sixty (60) days prior to the first Redemption Date, the Corporation shall send a notice (a "Redemption Notice") to all holders of Series E Preferred to be redeemed setting forth (a) the Redemption Price for the shares to be redeemed; and (b) the place at which such holders may obtain payment of the redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the Redemption Date (including, if available, those to be redeemed at the option of the corporation), then it shall redeem such shares pro rata (based on the portion of the aggregate Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

                        b. On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all shares to be redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000, as trust fund, with irrevocable instructions and authority to the bank or trust corporation to pay, on and after such Redemption Date, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any moneys deposited by the Corporation pursuant to this paragraph 6(b) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 4 hereof no later than the fifth
(5th) day preceding the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the corporation pursuant to this Section 6(b) remaining unclaimed at the expiration of one (1) year following such Redemption Date shall be returned to the Corporation promptly upon its written request.

                                      15.

                        c. On or after such Redemption Date, each holder of shares of Series E Preferred to be redeemed shall surrender such holder's certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such Redemption Date, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Redemption Price due to not having sufficient legally available funds, all rights of the holders of such shares as holders of Series E Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares, provided that in the event that shares of Series E Preferred are not redeemed due to a default in payment by the Corporation or because the corporation does not have sufficient legally available funds, such shares of Series E Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

                        d. In the event of a call for redemption if any shares of Series E Preferred, any conversion rights for such Series E Preferred shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the Redemption Date, unless default is made in payment of the Redemption Price.

               7. NO REISSUANCE OF CONVERTIBLE PREFERRED STOCK. No share or shares of the Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

               8. NO PREEMPTIVE RIGHTS. Stockholders shall have no preemptive rights except as granted by the Corporation pursuant to written agreements.

                                       V.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Any repeal or modification of this Article V shall be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      16.

                                       VI.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

        a. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

        b. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the Common Stock and Convertible Preferred Stock voting together as a single class; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

        c. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                                      VII.

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                      VIII.

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

IN WITNESS WHEREOF, said Vixel Corporation has caused this Certificate to be signed by Stephen Smith, its Vice President, Finance, this 17th day of February, 1998.

                                            VIXEL CORPORATION,

                                            a Delaware corporation

                                            By: /s/ Stephen Smith
                                                --------------------------------
                                                 Stephen Smith
                                                 Vice President, Finance

                            CERTIFICATE OF AMENDMENT
                 OF THE RESTATED CERTIFICATE OF INCORPORATION OF
                                VIXEL CORPORATION

        Vixel Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

        FIRST: The name of the Corporation is Vixel Corporation.

        SECOND: Paragraphs A and C of Article IV of the Restated Certificate of Incorporation of the Corporation are hereby amended in their entirety to read as follows:

               A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares the corporation is authorized to issue is fifty million three hundred sixty thousand four (50,360,004) shares, (i) thirty million (30,000,000) shares of which shall be Common Stock (the "Common Stock") and (ii) twenty million three hundred sixty thousand four (20,360,004) shares of which shall be Preferred Stock (the "Preferred Stock"). The Common Stock and the Preferred Stock shall have a par value of One-Tenth of One Cent ($.001) per share.

               C. DESIGNATION OF SERIES AND NUMBER OF AUTHORIZED SHARES. Six series of Preferred Stock are created hereby: (i) five million seven hundred eighty-five thousand five hundred seventy-three (5,785,573) of the authorized shares of Preferred Stock are designated as "Series A Preferred Stock" (the "Series A Preferred"); (ii) five million two hundred forty-three thousand eight hundred and six (5,243,806) of the authorized shares of Preferred Stock are designated as "Series B Preferred Stock" (the "Series B Preferred"); (iii) seven hundred forty-seven thousand one hundred and forty-three (747,143) of the authorized shares of Preferred Stock are designated as "Series C Preferred Stock" (the "Series C Preferred"); (iv) two million (2,000,000) of the authorized shares of Preferred Stock are designated as "Series D Preferred Stock" (the "Series D Preferred"); (v) four million eight hundred twenty-three thousand four hundred eighty-two (4,823,482) of the authorized shares of Preferred Stock are designated as "Series E Preferred Stock" (the "Series E Preferred"); and (vi) one million seven hundred sixty thousand (1,760,000) shares of the authorized shares of Preferred Stock are designated as "Series F Preferred Stock" (the "Series F Preferred"). The Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred and the Series F Preferred may be collectively referred to herein as the "Convertible Preferred Stock."

        THIRD: The foregoing amendment of the Restated Certificate of Incorporation of the Corporation has been duly adopted by the directors and stockholders of the Corporation in

                                      19.

accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has executed this Certificate of Amendment on the 20th day of November, 1998.

                                            VIXEL CORPORATION

                                            By: /s/ James C. T. Linfield
                                                --------------------------------
                                                James C. T. Linfield,
                                                Assistant Secretary

                                       20.

                            CERTIFICATE OF AMENDMENT
                 OF THE RESTATED CERTIFICATE OF INCORPORATION OF
                                VIXEL CORPORATION

        Vixel Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

        FIRST:  The name of the Corporation is Vixel Corporation.

        SECOND: Paragraph A of Article IV of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                "A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares the corporation is authorized to issue is fifty million three hundred sixty thousand four (50,360,004) shares,
         (i) thirty million (30,000,000) shares of which shall be Common Stock (the "Common Stock") and (ii) twenty million three hundred sixty thousand four (20,360,004) shares of which shall be Preferred Stock (the "Preferred Stock"). The Common Stock shall have a par value of Fifteen One-Hundredths of One Cent ($.0015) per share and the Preferred Stock shall have a par value of One-Tenth of One Cent ($.001) per share. Upon the filing of this Amendment to the Restated Certificate of Incorporation, every three (3) outstanding shares of Common Stock shall be combined into two (2) shares of Common Stock."

        THIRD: Paragraph D(4)(j)(iv) of Article IV of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                "(iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this paragraph 4(j), whether or not subsequently reacquired or retired by the Corporation other than (A) shares of Common Stock issued upon conversion of the Convertible Preferred Stock; (B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date; and
        (D) shares of Common Stock, Convertible Preferred Stock, Convertible Securities or other securities of the Corporation issued in connection with the Corporation's merger with Arxcel Technologies, Inc. pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated January 26, 1998, among the Corporation,

                                      21.

        ARC Acquisition Corp., Arxcel Technologies, Inc. and certain shareholders of Arxcel Technologies, Inc. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this paragraph 4(j), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this paragraph 4(j), for such Additional Shares of Common Stock."

        FOURTH: Paragraph D(4)(l)(i) of Article IV of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

               "(i) Each share of any series of Convertible Preferred Stock automatically shall be converted into shares of Common Stock, based on the Conversion Rate then in effect with respect to such series of Convertible Preferred Stock, immediately upon: (A) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation where (1)(x) the per share price (before underwriters' commissions, expenses and fees) is at least $9.00 per share (after giving effect to the amendment of Article IV, Section A upon the filing of this Amendment to the Restated Certificate of Incorporation) and (y) the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least twenty million dollars ($20,000,000) or (2)(x) with respect to the Series A, Series B, Series C, Series D Preferred and Series F, the holders of at least two-thirds of the outstanding shares of the Series A, Series B, Series C, Series D and Series F Preferred (voting together as a single class on an as-converted basis) vote in favor of conversion in connection with such underwritten public offering and (y) in the case of the Series E Preferred, the holders of a majority of the Series E Preferred vote in favor of conversion in connection with such underwritten public offering. Upon any such conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 1."

        FIFTH: The foregoing amendments to the Restated Certificate of Incorporation of the Corporation have been duly adopted by the directors and stockholders of the Corporation in accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

                                      22.

        IN WITNESS WHEREOF, the Corporation has executed this Certificate of Amendment on the 27th day of August, 1999.

                                            VIXEL CORPORATION

                                            By:    /s/  Kurtis L. Adams
                                                   ----------------------------
                                                   Kurtis L. Adams, Secretary

                                      23.